AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY 16, 1997
                                    REGISTRATION NOS. 333-26427 and 333-26427-01


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 AMENDMENT NO.1
                                       TO
                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              --------------------

 SINCLAIR BROADCAST GROUP, INC.                KDSM, INC.                               SINCLAIR CAPITAL
(Exact name of registrant as              (Exact name of registrant as             (Exact name of registrant as
specified in its charter)                 specified in its charter)                specified in its charter)
   ----------------                           ---------------                          -----------------
        MARYLAND                                  MARYLAND                                 DELAWARE
(State or other jurisdiction              (State or other jurisdiction             (State or other jurisdiction
of incorporation or organization)         of incorporation or organization)        of incorporation or organization)
   ----------------                           ---------------                          -----------------
        52-1494660                                52-1975792                               52-2026076
(I.R.S. Employer Identification No.)      (I.R.S. Employer Identification No.)     (I.R.S. Employer Identification No.)
   ----------------                           ---------------                          -----------------
           4833                                      4833                                     6159
(Primary Standard Industrial              (Primary Standard Industrial             (Primary Standard Industrial
Classification Code Number)               Classification Code Number)              Classification Code Number)

                              --------------------
                              2000 WEST 41ST STREET
                            BALTIMORE, MARYLAND 21211
                                 (410) 467-5005
   (address, including ZIP Code, and telephone number, including area code, of registrants' principal executive offices)
                              --------------------
                                 DAVID D. SMITH
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         SINCLAIR BROADCAST GROUP, INC.
                              2000 WEST 41ST STREET
                            BALTIMORE, MARYLAND 21211
                                 (410) 467-5005
    (Name, address, including ZIP Code, and telephone number, including area code, of agent for service)

                              --------------------
                                   Copies to:

          George P. Stamas, Esq.               Steven A. Thomas, Esq.
          Wilmer, Cutler & Pickering           Thomas & Libowitz, P.A.
          2445 M Street, N.W.                  100 Light Street -- Suite 1100
          Washington, D.C. 20037               Baltimore, MD 21202
          (202) 663-6000                       (410) 752-2468

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1993 check the following box. [X]

                              --------------------

   The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

   The Articles of Amendment and Restatement and By-Laws of the Company state that the Company shall indemnify, and advance expenses to, its directors and officers whether serving the Company or at the request of another entity to the fullest extent permitted by and in accordance with Section 2-418 of the Maryland General Corporation Law. Section 2-418 contains certain provisions which establish that a Maryland corporation may indemnify any director or officer made party to any proceeding by reason of service in that capacity, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with such proceeding unless it is established that the director's or officer's act or omission was material to the matter giving rise to the proceeding and the director or officer (i) acted in bad faith or with active and deliberate dishonesty; (ii) actually received an improper personal benefit in money, property or services; or (iii) in the case of a criminal proceeding, had reasonable cause to believe that his act was unlawful. However, if the proceeding was one by or in the right of the corporation, indemnification may not be made if the director or officer is adjudged to be liable to the corporation. The statute also provides for indemnification of directors and officers by court order.

   Section 12 of Article II of the Amended By-Laws of Sinclair Broadcast Group, Inc. provides as follows:

   A director shall perform his duties as a director, including his duties as a member of any Committee of the Board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing his duties, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by:

     (a) one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented;

     (b) counsel, certified public accountants, or other persons as to matters which the director reasonably believes to be within such person's professional or expert competence; or

     (c) a Committee of the Board upon which he does not serve, duly designated in accordance with a provision of the Articles of Incorporation or the By-Laws, as to matters within its designated authority, which Committee the director reasonably believes to merit confidence.

   A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance described above to be unwarranted. A person who performs his duties in compliance with this Section shall have no liability by reason of being or having been a director of the Corporation.

   The Company has also entered into indemnification agreements with certain officers and directors which provide that the Company shall indemnify and advance expenses to such officers and directors to the fullest extent permitted by applicable law in effect on the date of the agreement, and to such greater extent as applicable law may thereafter from time to time permit. Such agreements provide for the advancement of expenses (subject to reimbursement if it is ultimately determined that the officer or director is not entitled to indemnification) prior to the disposition of any claim or proceeding.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES



EXHIBIT NO.                            DESCRIPTION
-------------  -----------------------------------------------------------------
3.1**          Amended and Restated Trust Agreement,  dated as of March 12, 1997 among KDSM,  Inc.,  First Union National Bank of Maryland,  First
               Union Bank of Delaware, David D. Smith and David B. Amy
3.2**          Amended  and  Restated  Articles  of  Incorporation  of  Sinclair
               Broadcast Group, Inc., as amended as of March 11, 1997
3.3            Amended By-Laws of Sinclair  Broadcast Group, Inc., as amended as of May 31, 1995 (1)
3.4**          Articles of Incorporation of KDSM, Inc. as of April 22, 1996
3.5**          By-Laws of KDSM, Inc.
4.1**          Indenture,  dated as of March 12, 1997 among KDSM, Inc., Sinclair
               Broadcast Group, Inc. and First Union National Bank of Maryland
4.2**          Registration  Rights  Agreement,  dated as of March 5, 1997 among
               Sinclair  Broadcast Group,  Inc., KDSM, Inc.,  Sinclair  Capital,
               Smith Barney Inc. and Chase Securities Inc.
4.3**          Pledge and Security  Agreement dated as of March 12, 1997 between
               KDSM, Inc. and First Union National Bank of Maryland
4.4            Form of 11 5/8 % High Yield Trust Offered Preferred Securities of
               Sinclair Capital
4.5            Form  of 11 5/8 %  Senior  Debentures  due  2009  of  KDSM,  Inc.
               (included in Exhibit 4.1)
4.6            Form of Parent Guarantee  Agreement  between  Sinclair  Broadcast
               Group, Inc. and First Union National Bank of Maryland
5.1*           Opinion of Wilmer,  Cutler & Pickering  as to the legality of the
               11 5/8 % Senior  Debentures due 2009 of KDSM,  Inc., the 12 5/8 %
               Series C Preferred Stock of Sinclair  Broadcast Group,  Inc., and
               Parent Guarantee and the Parent  Debenture  Guarantee of Sinclair
               Broadcast Group, Inc.
5.2*           Opinion of Thomas & Libowitz  as to the  legality of the 11 5/8 %
               Senior  Debentures due 2009 of KDSM,  Inc., the 12 5/8 % Series C
               Preferred Stock of Sinclair Broadcast Group, Inc., and the Parent
               Guarantee  and  the  Parent   Debenture   Guarantee  of  Sinclair
               Broadcast Group, Inc.
5.3*           Opinion of Richards,  Layton & Finger,  as to the legality of the
               11  5/8 %  High  Yield  Trust  Offered  Preferred  Securities  of
               Sinclair Capital
8.1*           Opinion  of Wilmer,  Cutler &  Pickering  as to  certain  federal income tax matters
12.1*          Calculation  of Ratio of  Earnings  to Fixed  Charges of Sinclair
               Broadcast Group, Inc.
23.1*          Consent of Arthur  Andersen  LLP,  independent  certified  public accountants
23.2*          Consent of KPMG Peat Marwick LLP,  independent  certified  public accountants
23.3*          Consent of Price Waterhouse, independent accountants, relating to financial statements of Kansas City TV 62 Limited Partnership
23.4*          Consent of Price Waterhouse, independent accountants, relating to financial statements of Cincinnati TV 64 Limited Partnership
23.5*          Consent  of  Ernst  & Young  LLP,  independent  certified  public accountants
24             Powers  of  Attorney  (Included  in the  signature  pages  to the
               Registration Statement)

  EXHIBIT NO.                            DESCRIPTION
-------------  -----------------------------------------------------------------
25.1*          Form T-1 Statement of Eligibility of First Union National Bank of
               Maryland to act as trustee  under the Amended and Restated  Trust
               Agreement
25.2*          Form T-1 Statement of Eligibility of First Union National Bank of
               Maryland to act as trustee under the Indenture
25.3*          Form T-1 Statement of Eligibility of First Union National Bank of
               Maryland to act as trustee under the Parent Guarantee Agreement
27*            Financial Data Schedule of KDSM, Inc.
99.1           Form of Letter of Transmittal
99.2           Form of Notice of Guaranteed Delivery
99.3           Form of Exchange Agent Agreement

-----

   * To be filed by amendment.
  ** Previously filed

(1) Incorporated by reference from the Company's Registration Statement on Form S-1, No. 33-90682.


ITEM 22. UNDERTAKINGS

   Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Each of the undersigned registrants also hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.


   Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

   Each of the undersigned registrants hereby undertakes:

          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule

          424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Each of the undersigned registrants hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuers undertake that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          Each of the registrants undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-4 and have duly caused this Amendment to the Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, Maryland on the 16th day of May, 1997.


                                      SINCLAIR BROADCAST GROUP, INC.

                                      By:     *
                                          -------------------------------------
                                          David D. Smith
                                          Chief Executive Officer and President


                                      KDSM, INC.

                                      By:     *
                                          -------------------------------------
                                          David D. Smith
                                          President and Director

                                      SINCLAIR CAPITAL

                                      By:     *
                                          -------------------------------------
                                          David D. Smith
                                          Administrative Trustee

   We, the undersigned officers and directors of Sinclair Broadcast Group, Inc. and KDSM, Inc. and administrative trustees of Sinclair Capital hereby severally constitute David B. Amy our true and lawful attorney with full power to sign for us and in our name in the capacities indicated below, any and all amendments to this registration statement on Form S-4 filed by Sinclair Broadcast Group, Inc., KDSM, Inc. and Sinclair Capital with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in such capacities to enable Sinclair Broadcast Group, Inc., KDSM, Inc. and Sinclair Capital to comply with the provision of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorney to any and all such amendments.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


         SIGNATURE                               TITLE                           DATE
---------------------------  -------------------------------------------- ------------------

       *                     Chairman Of The Board,                         May 16, 1997
--------------------------     Chief Executive Officer, President And
David D. Smith                 Director (Principal Executive Officer),
                               Sinclair Broadcast Group, Inc.

                             President and Director
                              (Principal Executive Officer),
                               KDSM, Inc.

                             Administrative Trustee
                               (Principal Executive Officer),
                               Sinclair Capital







                                      II-5




         SIGNATURE                               TITLE                           DATE
---------------------------  -------------------------------------------- ------------------
/s/ DAVID B. AMY               Chief Financial Officer                    May 16, 1997
---------------------------     (Principal Financial and Accounting
David B. Amy                    Officer), Sinclair Broadcast Group, Inc.

                               Vice President and Director
                                (Principal Financial and Accounting
                                Officer), KDSM, Inc.

                               Administrative Trustee
                                (Principal Financial and Accounting
                                Officer), Sinclair Capital


           *                 Director, Sinclair Broadcast Group, Inc.     May 16, 1997
---------------------------
Frederick G. Smith.

           *                 Director, Sinclair Broadcast Group, Inc.     May 16, 1997
---------------------------
J. Duncan Smith

           *                 Director, Sinclair Broadcast Group, Inc.     May 16, 1997
---------------------------
Robert E. Smith

           *                 Director, Sinclair Broadcast Group, Inc.     May 16, 1997
---------------------------
Basil A. Thomas

           *                 Director, Sinclair Broadcast Group, Inc.     May 16, 1997
---------------------------
William E. Brock

           *                 Director, Sinclair Broadcast Group, Inc.     May 16, 1997
---------------------------
Lawrence E. McCanna

* Signed on behalf of the above-listed officers and directors by their attorney-in-fact.


By: /s/ David B. Amy
    -----------------------
    David B. Amy
    Attorney-in-Fact
                                      II-6

                                  EXHIBIT INDEX

EXHIBIT NO.                            DESCRIPTION
-------------  -----------------------------------------------------------------
3.1**          Amended and Restated Trust Agreement,  dated as of March 12, 1997 among KDSM,  Inc.,  First Union National Bank of Maryland,  First
               Union Bank of Delaware, David D. Smith and David B. Amy
3.2**          Amended  and  Restated  Articles  of  Incorporation  of  Sinclair
               Broadcast Group, Inc., as amended as of March 11, 1997
3.3            Amended By-Laws of Sinclair  Broadcast Group, Inc., as amended as of May 31, 1995 (1)
3.4**          Articles of Incorporation of KDSM, Inc. as of April 22, 1996
3.5**          By-Laws of KDSM, Inc.
4.1**          Indenture,  dated as of March 12, 1997 among KDSM, Inc., Sinclair
               Broadcast Group, Inc. and First Union National Bank of Maryland
4.2**          Registration  Rights  Agreement,  dated as of March 5, 1997 among
               Sinclair  Broadcast Group,  Inc., KDSM, Inc.,  Sinclair  Capital,
               Smith Barney Inc. and Chase Securities Inc.
4.3**          Pledge and Security  Agreement dated as of March 12, 1997 between
               KDSM, Inc. and First Union National Bank of Maryland
4.4            Form of 11 5/8 % High Yield Trust Offered Preferred Securities of
               Sinclair Capital
4.5            Form  of 11 5/8 %  Senior  Debentures  due  2009  of  KDSM,  Inc.
               (included in Exhibit 4.1)
4.6            Form of Parent Guarantee  Agreement  between  Sinclair  Broadcast
               Group, Inc. and First Union National Bank of Maryland
5.1*           Opinion of Wilmer,  Cutler & Pickering  as to the legality of the
               11 5/8 % Senior  Debentures due 2009 of KDSM,  Inc., the 12 5/8 %
               Series C Preferred Stock of Sinclair  Broadcast Group,  Inc., and
               Parent Guarantee and the Parent  Debenture  Guarantee of Sinclair
               Broadcast Group, Inc.
5.2*           Opinion of Thomas & Libowitz  as to the  legality of the 11 5/8 %
               Senior  Debentures due 2009 of KDSM,  Inc., the 12 5/8 % Series C
               Preferred Stock of Sinclair Broadcast Group, Inc., and the Parent
               Guarantee  and  the  Parent   Debenture   Guarantee  of  Sinclair
               Broadcast Group, Inc.
5.3*           Opinion of Richards,  Layton & Finger,  as to the legality of the
               11  5/8 %  High  Yield  Trust  Offered  Preferred  Securities  of
               Sinclair Capital
8.1*           Opinion  of Wilmer,  Cutler &  Pickering  as to  certain  federal income tax matters
12.1*          Calculation  of Ratio of  Earnings  to Fixed  Charges of Sinclair
               Broadcast Group, Inc.
23.1*          Consent of Arthur  Andersen  LLP,  independent  certified  public accountants
23.2*          Consent of KPMG Peat Marwick LLP,  independent  certified  public accountants
23.3*          Consent of Price Waterhouse, independent accountants, relating to financial statements of Kansas City TV 62 Limited Partnership
23.4*          Consent of Price Waterhouse, independent accountants, relating to financial statements of Cincinnati TV 64 Limited Partnership
23.5*          Consent  of  Ernst  & Young  LLP,  independent  certified  public accountants
24             Powers  of  Attorney  (Included  in the  signature  pages  to the
               Registration Statement)

  EXHIBIT NO.                            DESCRIPTION
-------------  -----------------------------------------------------------------
25.1*          Form T-1 Statement of Eligibility of First Union National Bank of
               Maryland to act as trustee  under the Amended and Restated  Trust
               Agreement
25.2*          Form T-1 Statement of Eligibility of First Union National Bank of
               Maryland to act as trustee under the Indenture
25.3*          Form T-1 Statement of Eligibility of First Union National Bank of
               Maryland to act as trustee under the Parent Guarantee Agreement
27*            Financial Data Schedule of KDSM, Inc.
99.1           Form of Letter of Transmittal
99.2           Form of Notice of Guaranteed Delivery
99.3           Form of Exchange Agent Agreement

-----

   * To be filed by amendment.
  ** Previously filed

(1) Incorporated by reference from the Company's Registration Statement on Form S-1, No. 33-90682.